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                                                                 Exhibit 8.2


                     [WEIL, GOTSHAL & MANGES LLP LETTERHEAD]





                                                               February 14, 1996


Triton Energy Corporation
6688 North Central Expressway
Suite 1400
Dallas, Texas  75206-9926

Ladies and Gentlemen:

          This opinion is delivered to you in connection with the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on February 14, 1996 (the "Registration Statement"), under the Securities Act of 1933, as amended, by Triton Energy Corporation, a Delaware corporation ("Triton Delaware"), and Triton Energy Limited, a newly formed Caymen Islands company ("Triton Cayman"), in connection with the proposed reorganization pursuant to which Triton Cayman will become the parent holding company of Triton Delaware pursuant to the merger of a wholly-owned subsidiary of Triton Caymen with and into Triton Delaware.

          In formulating our opinion as to the matters certified, we have examined such documents as we have deemed appropriate, including the Registration Statement. Also, we have obtained such additional information as we have deemed relevant and necessary through consultation with various officers and representatives of Triton Delaware.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

          Based on the foregoing, and subject to the qualifications and limitations stated herein, we hereby advise you that in our opinion the statements made in the Registration Statement under the caption "Certain Tax


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Triton Energy Corporation
February 14, 1996
Page 2


Considerations -- United States Federal Income Tax Consequences", insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of our opinion of the matters described therein in all material respects.

          The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder (including proposed Treasury Regulations), published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to herein.

          We hereby consent to your filing this opinion as Exhibit 8.2 to the Registration Statement and to the reference to our firm therein.

                                       Very truly yours,

                                       /s/ Weil, Gotshal & Manges LLP